Exhibit 3.6

STATE OF KANSAS

Office of Secretary of State
JACK H. BRIER   •   SECRETARY OF STATE

To all to whom these presents shall come, Greeting:

I, JACK H. BRIER, Secretary of State of the State of Kansas, do hereby certify that the following and hereto attached is a true copy of

Articles of Incorporation
of
S T Enterprises, Ltd.

FILED:	APRIL 12, 1985

the original of which is now on file and a matter of record in this office.

IN TESTIMONY WHEREOF:

I hereto set my hand and cause to be affixed my official seal.
Done at the City of Topeka, this Twelfth day of April A.D. 1985

/s/ Jack H. Brier
JACK H. BRIER
secretary of state

By	/s/ Willa M. Roe
Assistant Secretary of State
Willa M. Roe

D-	ARTICLES OF INCORPORATION

We, the undersigned, incorporators, hereby associate ourselves together to form and establish a corporation FOR profit under the laws of the State of Kansas.

FIRST:  The Name of the Corporation is   S T Enterprises, Ltd.

SECOND: The location of its registered office in Kansas is	908 Frontview
(Number)

	Dodge City	Ford	67801
(Street)	(City)	(County)	(Zip Code)

And the resident agent in charge thereof at such address is Bill Reppart, Jr.

THIRD:  This Corporation is organized FOR profit and the nature of its business or purposes to be conducted or promoted is:  Engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code.

FOURTH:  The total number of shares of this corporation is as follows:  (Describe fully the class or classes of stock and the value of each.)

            shares of                                 stock, class                         par value of                        dollars each

            shares of                                 stock, class                         par value of                        dollars each

            shares of                                 stock, class                         without nominal or par value

10,000 shares of common                  stock, class                         without nominal or par value

Statement of all or any of the designations and the powers, preferences and rights and the qualifications, limitations or restrictions thereof, in respect to any class: none

Statement of Grant of Authority, as may be desired to be given to the Board of Directors, if given:  None

FIFTH:  The Name and Mailing Address of each INCORPORATOR is as follows:

Bill Reppart, Jr.	908 Frontview P.O. Box 199	Dodge City, Ks. 67801
Robert A. Ervin, Jr.	908 Frontview P.O. Box 199	Dodge City, Ks. 67801

SIXTH:  The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

Bill Reppart, Jr.	908 Frontview P.O. Box 199	Dodge City, Ks. 67801
Robert A. Ervin, Jr.	908 Frontview P.O. Box 199	Dodge City, Ks. 67801

SEVENTH:  The Term for which this Corporation is to exist is: perpetual

In Testimony Whereof, We have hereunto subscribed our names this 5th day of April, A.D. 1985

/s/ Bill Reppart
/s/ Robert A. Ervin, Jr.

State of Kansas	)
	)	ss.
County of Kansas	)

Personally appeared before me, a Notary Public in and for Ford County, Kansas, the above named Bill Reppart, Jr. and Robert A. Ervin Jr.

who are personally known to me to be the same persons who executed the foregoing instrument of writing, and duly acknowledged the execution of the same.

Notary Public	DONNA M. ROWLAND Ford County, Kansas My Appt. Exp.	In Testimony Whereof, I have hereunto subscribed my name and affixed my official seal, this 5th day of April, A.D. 1985
[Seal]
/s/ Donna M. Rowland
		Donna M. Rowland	Notary Public

My commission expires June 20, 1986.

CERTIFICATE OF MERGER
OF
ST ENTERPRISES ACQUISITION CORP.
INTO
ST ENTERPRISES, LTD.

Pursuant to the provisions of the laws of the State of Kansas and K.S.A. § 17-6702, ST Enterprises Acquisition Corp. and ST Enterprises, Ltd., certify that:

1.             ST Enterprises Acquisition Corp. is a Delaware corporation (“ST Acquisition”).

2.             St Enterprises, Ltd. is a Kansas corporation (“ST Enterprises”).

3.             Said Agreement and Plan or Merger was approved by the Board of Directors of ST Acquisition and ST Enterprises by resolutions duly adopted by unanimous written consent, each dated September 14, 1992, and all amendments to said Agreement have been approved and adopted by the respective Board of Directors of ST Acquisition and ST Enterprises by unanimous written consents, and upon adoption by the Shareholders of ST Acquisition and ST Enterprises, said Agreement and Plan of Merger has been duly executed and acknowledged, all in accordance with K.S.A. § 17-6702.

4.             An Agreement and Plan of Merger was adopted by MJD Communications, Inc., the sole Shareholder of ST Acquisition, by resolutions duly adopted by unanimous written consent dated September 14, 1992 and certified by the Secretary of ST Acquisition.

5.             An Agreement and Plan of Merger was adopted by the shareholders of ST Enterprises by resolutions duly adopted at a special meeting of the Shareholders held on the 31st day of December, 1992, and certified by the Secretary of ST Enterprises.

6.             ST Enterprises is the surviving corporation under the terms of the Agreement and Plan of Merger effective as of the date of filing of this Certificate of Merger with the Secretary of State of the State of Kansas.

7.             The Articles of Incorporation of ST Enterprises shall be the Articles of the Incorporation of the surviving corporation.

8.             The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, located at 908 Frontview, P.O. Box 199, Dodge City, KS 67801-0199.

9.             A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, upon request and without cost, to any shareholder of either ST Acquisition or ST Enterprises.

10.           ST Acquisition has an authorized capitalization of 10,000 shares of common stock, without par value.

IN WITNESS WHEREOF, this Certificate of Merger has been executed in duplicate by ST Acquisition and ST Enterprises as of the 22nd day of April, 1993.

ST ENTERPRISES ACQUISITION CORP.

By:	/s/ Meyer Haberman
Name: Meyer Haberman
President

ATTEST:

By:	/s/ Eugene Johnson
Name: Eugene Johnson
Secretary

ST ENTERPRISES, LTD.

By:	/s/ Joe T. Ellzey
Name: Joe T. Ellzey
President

ATTEST:

By:	/s/ Daniel F. Harris
Name: Daniel F. Harris
Secretary

State of NY	)
	)	ss.
County of NY	)

On this 19th day of April, 1993, before me appeared Meyer Haberman, to me personally known, who being by me duly sworn, did say that he is the President of ST Enterprises Acquisition Corp., a Delaware corporation, and that the foregoing instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and Shareholders, and that said Meyer Haberman verified the truth and accuracy of the statements set forth in said instrument and acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal, on the day and year last above written.

/s/ Mark H. Berger
Notary Public

My commission expires:

[Notarial Stamp]

State of North Carolina	)
	)	ss.
County of Mecklenburg	)

On this 21 day of April, 1993, before me appeared Eugene Johnson, to me personally known, who being by me duly sworn, did say that he is the Secretary of ST Enterprises Acquisition Corp., a Delaware corporation, and that the foregoing instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and Shareholders, and that said Eugene Johnson verified the truth and accuracy of the statements set forth in said instrument and acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal, on the day and year last above written.

/s/ Karen E. Cliner
Notary Public

My commission expires:

July 19, 1997

State of Kansas	)
	)	ss.
County of Ford	)

On this 22 day of April, 1993 before me appeared  Joe T. Ellzey and Daniel F. Harris to me personally known, who being by me duly sworn, did say that they are the President and  Secretary, respectively, of ST Enterprises Ltd., a Kansas corporation, and that the foregoing instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and Shareholders, and that said  Joe T. Ellzey and Daniel F. Harris verified the truth and accuracy of the statements set forth in said instrument and acknowledged said instrument to be the free act and deed of said corporation

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal, on the day and year last above written.

/s/ Janice M. Houdeshell
Notary Public

My commission expires:

July 13, 1994

[Notarial Stamp]

STATE OF KANSAS

Office of
Secretary of State

BILL GRAVES

To all to whom these presents shall come, Greetings:

I, Bill Graves, Secretary of State of the State of Kansas, do hereby certify that the attached is a true and correct copy of an original on file and of record in this office.

In testimony whereof:
I hereto set my hand and cause to be affixed my official seal.
Done at the City of Topeka on the date below:

May 06, 1993

/s/ Bill Graves
BILL GRAVES
SECRETARY OF STATE
[SEAL]

	BY	Willa M. Roe
ASSISTANT SECRETARY OF STATE

State of Kansas/Domestic for Profit

Certificate of Amendment	Form AP

Name of corporation: ST Enterprises, Ltd.

We, Joseph T. Ellzey, President or Vice President, and Daniel F. Harris, Secretary or Assistant Secretary, of the above named corporation, a corporation organized and existing under the laws of the state of Kansas,

Do not write in this space.

do hereby certify the Board of Directors of the corporation by a Statement of Unanimous Consent dated May 6, 1993, the board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declaring its advisability:

**SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN IN FULL**

RECEIVED
May 06, 1993
BILL GRAVES
SECRETARY OF STATE

We further certify that thereafter, pursuant to the resolution and in accordance with the bylaws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the stockholders convened and considered the proposed amendment.

We further certify that by a Statement of Unanimous Consent dated May 6, 1993, the stockholders entitled to vote voted in favor of the proposed amendment.

We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

(over)

In Witness Whereof, we have hereunto set our hands and affixed the seal of the corporation this 6th day of May, 1993.

/s/ Joseph T. Ellzey
Joseph T. Ellzey	President

State of Colorado	)
	)	ss.
County of Denver	)

Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Joseph T. Ellzey, President of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate, and duly acknowledged the execution of the same this 6th day of May, 1993.

[Seal]

/s/ Debra L. Mahuron
Notary Public

My appointment or commission expires November 23, 1995.

Please submit this document in duplicate,
with $20 filing fee, to:
Secretary of State
2nd Floor, State Capitol
Topeka, KS  66612-1594
(913) 296-4564

In Witness Whereof, we have hereunto set our hands and affixed the seal of the corporation this 6th day of May, 1993.

President

/s/ Daniel F. Harris
Daniel F. Harris	Secretary

State of Missouri	)
	)	ss.
County of Jackson	)

Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared                                                         , President or Vice President, and Daniel F. Harris, Secretary, of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate, and duly acknowledged the execution of the same this 6th day of May, 1993.

/s/ Julia Doody
Notary Public

[Seal]
Julia Kay Doody, Notary Public
Platte County, State of Missouri
My Commission Expires 6/3/95

My appointment or commission expires                          , 19  .

Please submit this document in duplicate,
with $20 filing fee, to:
Secretary of State
2nd Floor, State Capitol
Topeka, KS  66612-1594
(913) 296-4564

EXHIBIT A

ATTACHMENT TO AMENDMENT OF ARTICLES OF INCORPORATION
OF
ST ENTERPRISES, LTD.

(Pursuant to Section 17-6602 of the
Kansas Statutes Annotated)

ARTICLE FOURTH of the Articles of Incorporation is hereby amended in its entirety to read as follows:

“FOURTH:  This Corporation is authorized to issue a total of 270,000 shares of capital stock, of which 200,000 shares shall be Common Stock, with a par value of one cent ($.01) per share, and 70,000 shares shall be Preferred Stock, with a par value of one cent ($0.01) per share.

Shares of Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors, which may by resolution or resolutions provide for the establishment or issuance of any series of the Preferred Stock, including the designations of such series, and the powers, preferences, rights, qualifications, limitations, and restrictions of the shares of such series.”

CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS OF

SERIES A 22% SENIOR PARTICIPATING PREFERRED STOCK

and

SERIES B VOTING CONVERTIBLE PREFERRED STOCK

of

ST ENTERPRISES, LTD.

(Pursuant to Sections 17-6003 and 17-6401
of the Kansas Statutes Annotated)

ST ENTERPRISES, LTD. (the “Corporation”), a corporation duly organized and existing under the Kansas Statutes Annotated, does by Joseph Ellzey, its President, attested by Eugene B. Johnson, its Assistant Secretary, under its corporate seal, hereby certify that:

FIRST:  Under Article FOURTH of its Articles of Incorporation, as amended, the Corporation is authorized to issue 70,000 shares of Preferred Stock in one or more series as may be determined from time to time by the Board of Directors, which is expressly vested with the power to establish or issue any series of the Preferred Stock, including the designations of such series, and the powers, preferences, rights, qualifications, limitations, and restrictions of the shares of such series.

SECOND:  Pursuant to such vested authority, the Board of Directors of the Corporation by a statement of unanimous consent of the Board of Directors dated May 6, 1993, duly created two series of Preferred Stock, one designated as “Series A 22% Senior Participating Preferred Stock” and one designated as “Series B Voting Convertible Preferred Stock,” by the following resolution:

RESOLVED:  That the Board of Directors deems it advisable, and does hereby, fix and designate two series of Preferred Stock, and does hereby give each such series the designations, powers, preferences, rights, qualifications, limitations, and restrictions of the shares of each such series set forth below:

A.            SERIES A 22% SENIOR PARTICIPATING PREFERRED STOCK.

Section 1.               Designation and Amount.

There is hereby established a series of the authorized Preferred Stock of the Corporation, which shall be designated as “Series A 22% Senior Participating Preferred Stock” and shall consist of forty thousand (40,000) shares (the “Series A Preferred Shares”).  Each Series A Preferred Share shall have a stated value of One Hundred Dollars ($100.00) per share.

Section 2.               Dividends and Distributions.

2.1           The holders of Series A Preferred Shares shall be entitled to receive, and the Corporation shall be bound to pay out of, and subject only to there being, funds legally available therefor, current cumulative cash dividends (the “Current Series A Preferred Dividends”) in an amount per share equal to $10.00 per share per annum, payable first on June 30, 1993 and thereafter on the last business day of March, June, September and December (each a “Dividend Payment Date”) to holders of record at the start of business on such Dividend Payment Date.  In the event that any Dividend Payment Date shall fall on any day other than a business day, such Dividend Payment Date shall be paid on the business day immediately following such Dividend Payment Date.  Current Series A Preferred Dividends shall begin to accrue on outstanding Series A Preferred Shares from the date of issuance of such Series A Preferred Shares.  Current Series A Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time.  Current Series A Preferred Dividends for any period less than a quarter-year between Dividend Payment Dates shall be computed on the basis of a 360-day year of actual-day months.  In the event that any accrued Current Series A Preferred Dividends are not paid on the Dividend Payment Date when due, then during the period from such Dividend Payment Date through the date upon which all accrued Current Series A Preferred Dividends (and interest thereon as provided below), are paid in cash in full: (a) the Series A Preferred Shares shall, notwithstanding anything in the foregoing to the contrary, be entitled to Current Series A Preferred Dividends in a per share amount equal to $15.00 per annum; and (b) all accrued but unpaid Current Series A Preferred Dividends shall bear interest at the per annum rate of 22%, compounded annually.

2.2           In addition to Current Series A Preferred Dividends (including any interest accrued thereon), the holders of the Series A Preferred Shares shall be entitled to receive, and the Corporation shall be bound to pay accruing cumulative dividends (the “Accruing Series A Preferred Dividends”) in an amount per share determined (a) by accruing dividends at the rate of $12.00 per annum during each calendar year and portion thereof that the Series A Preferred Shares are outstanding; and (b) compounding such dividends on each calendar year end (or through any date on which the Accruing Series A Preferred Dividends are paid in cash in full) at the rate of 22% per annum.  The Accruing Series A Preferred Dividends shall be paid as set forth in Sections 4 and 5 hereof and from time to time at such time as determined by the Board of Directors.

2.3           In addition to Current Series A Preferred Dividends (including any interest thereon) and Accruing Series A Preferred Dividends, the holders of the Series A Preferred Shares shall be entitled to receive, and the Corporation shall be bound to pay participating dividends (the “Participating Series A Dividends”) in an amount per share equal to (A) 15% of the sum of (i) the amount of any dividend or distribution on, or the amount of payment on account of the purchase, redemption, exchange or other retirement of, any other class of stock or series thereof of the Corporation, plus (ii) the Participating Series A Dividends; provided, however, that the foregoing shall not apply to any (i) dividend payment solely in any shares of any stock ranking, as to dividends, redemptions and distributions in the event of a liquidation, dissolution, or winding-up of the Corporation junior to the Series A Preferred Shares, or (ii) repurchases of shares of Common Stock or of Series B Preferred Stock (being the Series B Voting Convertible Preferred Stock established concurrently with the Series A Preferred, whose terms are set forth below in part B of this Certificate) pursuant to, and in each case, in accordance with the terms of, agreements between the Corporation and ST Enterprises Acquisition Corp. Employee Stock Ownership Plan (the “ESOP”) existing as of the date hereof, divided by (B) the number of Series A Preferred Shares outstanding.

2.4           So long as any Series A Preferred Shares shall be outstanding, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption, exchange or other retirement of any other class of stock or series thereof of the Corporation unless each of the holders of the Series A Preferred Shares shall have been paid in full in cash with respect to each Series A Preferred Share:  (a) all Current Series A Preferred Dividends (including any interest accrued thereon), (b) all Accruing Series A Preferred Dividends, and (C) all Participating Series A Dividends.

Section 3.               Voting Rights.

The holders of Series A Preferred Shares shall have the following voting rights:

3.1           Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Shares shall not be entitled to vote on any matters submitted to a vote of the holders of the Common Stock.

3.2           The holders of the Series A Preferred Shares, voting separately as a class, shall at all times be entitled to elect one director of the Corporation.  At any time that the holders of the Series A Preferred Shares have not elected such director and they desire to do so, the provisions of Section 3.4 hereof shall apply in order that the holders of the Series A Preferred Shares may elect such director.  In addition, the provisions of Section 3.4(c) shall apply with respect to the death, resignation or removal of such director.

3.3           The consent of the holders of at least a majority of the outstanding Series A Preferred Shares, given in person or by proxy, either in writing (if permitted by law) or at a special meeting called for that purpose, at which the holders of Series A Preferred Shares voting separately as a class, shall be necessary for effecting, validating or authorizing any one or more of the following:

(a)           the creation or issuance of any capital stock which is subject to any mandatory redemptions or redemptions at the option of the holder at any time on or prior to 90 days after the final redemption date for the Series A Preferred Shares specified in Section 5.1(c) hereof or which is senior to or pari passu with the Series A Preferred Shares with respect to voting rights, conversion, redemption, dividends or distributions upon liquidation, dissolution or winding up of the Corporation;

(b)           any alteration, amendment or repeal of any provision of the Articles of Incorporation of the Corporation, or any amendment thereto, or the filing of any other certificate pursuant to law (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is a surviving or resulting corporation), if such amendment, alteration, repeal or filing would alter or change the powers, preferences, or special rights of the Series A Preferred Shares so as to affect them adversely;

(c)           the merger or consolidation of the Corporation or its wholly-owned subsidiary, Sunflower Telephone Company (“Sunflower”), with or into any other corporation, the merger or consolidation of any other corporation with or into the Corporation or Sunflower or the sale or other transfer of all or substantially all of the capital stock or assets of the corporation or Sunflower, or any other similar transaction resulting in a change in the beneficial ownership of all or substantially all of the capital stock or assets of the Corporation or Sunflower;

(d)           (i) the incurrence by the Corporation or Sunflower of (A) any indebtedness for money borrowed or which is otherwise evidenced by a promissory note, debenture or similar instrument or (B) any liability or obligation (whether by guarantee or otherwise) for any indebtedness owed by any other person or entity for money borrowed or which is otherwise evidenced by a promissory note, debenture or similar instrument (other than (I) indebtedness in an aggregate principal amount not to exceed $18,000,000 that has, or may be, extended pursuant to a certain Loan Agreement, as amended from time to time (the “Senior Loan Agreement” and, together with all related notes, guarantees, agreements, instruments and documents as the same may be amended from time to time, the “Senior Loan Documents”) by and between STE Finance Company, Inc., a wholly-owned subsidiary of Sunflower and National Bank for Cooperatives (herein referred to, together with any successors or assigns, as the “Senior Lender”), and (II) amounts loaned pursuant to certain loan and security agreements by and among Sunflower, the Rural Telephone Bank and the United States of America as the same exist on the date hereof (the “REA/RTB Loan Documents”)) or (ii) any amendment or modification of the provisions of the Senior Loan Documents or the REA/RTB Loan Documents so as to change the term, interest rate, aggregate principal amount or amortization of the indebtedness extended thereunder; or

(e)           (i) the making by the Corporation or Sunflower of any voluntary bankruptcy or insolvency filing; (ii) the commencement by the Corporation or Sunflower of any receivership, liquidation, reorganization, dissolution or winding up of its business or any voluntary distribution, diversion, assignment or application, in whole or in part, of all or any substantial portion of its properties, assets or business or the proceeds thereof to any creditors other than in the ordinary course of business or (iii) the consent by the Corporation or Sunflower to the commencement of any of the foregoing actions or proceedings.

3.4           (a)           In case at any time (i) the Corporation shall fail to pay one quarterly Current Series A Preferred Dividend in cash in full and such dividend remains unpaid for a period of one year or more, (ii) the Corporation shall fail to pay two or more quarterly Current Series A Preferred Dividends (whether consecutive or not) in cash in full and such dividends remain unpaid for a period of 90 days or more or (iii) the Corporation shall have failed to make any mandatory redemption of the Series A Preferred Shares required pursuant to Section 5 hereof or Section 7 of that certain Stock Purchase Agreement dated as of May 6, 1993 ( as amended from time to time, the “Purchase Agreement”), then during the period commencing with the occurrence of each such circumstance and ending with the time when (x) all arrears in Current Preferred Dividends (including any interest accrued thereon) shall have been declared and paid in cash in full or (y) the Corporation shall have made any mandatory redemption of the Series A Preferred Shares required pursuant to Section 5 of this Certificate or Section 7 of the Purchase Agreement, as the case may be (such period herein referred to as the “Voting Period”), the

Corporation shall, upon written notice from the holders of a majority of the outstanding Series A Preferred Shares, immediately call a special meeting of the stockholders of the Corporation for the election of directors during the Voting Period, the Board of Directors of the Corporation shall be increased in number by an amount which equals the sum of the number of directors of the Corporation at the time of said meeting plus one (1) (such increased number of directors herein referred to as the “Series A Preferred Directors”), and the holders of a majority of the outstanding Series A Preferred Shares represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes or series of stock of the Corporation, to elect the Series A Preferred Directors of the Corporation as provided in this Section 3.4.  During any Voting Period during which the holders of Series A Preferred Shares shall have the right to elect directors, the Board of Directors of the Corporation shall, without further action, be increased to include such additional directors.  Such directors shall not be classified.

(b)           During any Voting Periods, such voting right of the holders of Series A Preferred Shares shall be exercised initially at a special meeting called pursuant to this Section 3.4(b) (and, subsequently, pursuant to Section 3.4(c) hereof) or at an annual meeting and thereafter at annual meetings of the stockholders.  At any time during any Voting Periods, unless the right to elect directors shall already have been initially exercised, a proper officer of the Corporation shall, upon the written request of holders of a majority of the Series A Preferred Shares under Section 3.4(a) hereof, call a special meeting of the stockholders for the purpose of electing directors as provided in Section 3.4(a) hereof.  Such meeting shall be held at the earliest practicable date at the principal offices of the Corporation.  If such meeting shall not be called by the proper officers of the Corporation within 15 days after the receipt of such written request from the holders of Series A Preferred Shares, then the holders of a majority of the Series A Preferred Shares may (i) designate in writing a holder of Series A Preferred Shares to call such meeting at the expense of the corporation, and such meeting may be called by such person so designated and shall be held at such time and place as is designated by such person in the notice of meeting, or (ii) apply to the Kansas District Court for a decree summarily ordering election of directors under Section 17-6513, Kansas Statutes Annotated.  Any holder of Series A Preferred Shares which would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of the stockholders to be called pursuant to the provisions of this Section 3.4(b).  At any meeting held for the purpose of electing directors at which the holders of Series A Preferred Shares shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of a majority of the Series A Preferred Shares then outstanding shall be sufficient to constitute a quorum of such class for the election of directors by such class.

(c)           The directors elected by the holders of Series A Preferred Shares shall continue in office (i) until their death, resignation or removal, (ii) until their successors shall have been elected by such holders or (iii) until the expiration of the Voting Period.  Any directors who shall have been elected by holders of Series A preferred Shares may be removed at any time during the relevant periods, with or without cause, by and only by the affirmative vote of the holders of record of Series A Preferred Shares representing a majority of the outstanding Series A Preferred Shares given at a special meeting of such stockholders called for such purpose, and any vacancy thereby created may be filled during such periods only by the holders of Series A Preferred Shares present in person or represented by proxy at such meeting.  Any director elected by holders of Series A Preferred Shares who dies, resigns, is removed as aforesaid or otherwise ceases to be a director shall be replaced in any manner in which such director could have been elected in accordance with this Section 3.4.  At the end of the Voting Period, the holders of Series A Preferred Shares shall be automatically divested of all voting power vested in them under this Section 3.4 but subject always to the subsequent vesting hereunder of voting power in the holders of Series A Preferred Shares in the event of (i) any similar arrearage in the payment of quarterly Current Series A Preferred Dividends occurring thereafter or (ii) any failure of the Corporation to make any mandatory redemption of the Series A Preferred Shares required pursuant to Section 5 hereof or Section 7 of the Purchase Agreement.  The term of any directors elected pursuant to the provisions of this Section 3.4 shall in all events expire at the end of the Voting Period and upon such expiration the number of directors constituting the Board of Directors shall, without further action, be reduced by the number of directors which the holders of Series A Preferred Shares had the right to elect prior to the expiration of such Voting Period, subject always to the increase of the number of directors pursuant to this Section 3.4 in case of the future right of the holders of Series A Preferred Shares to elect directors as provided herein.

Section 4.               Liquidation, Dissolution or Winding-Up.

4.1           Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or Sunflower, the holders of Series A Preferred Shares shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders, liquidating distributions in cash in the aggregate amount of:  (a) $100.00 per share, plus an amount equal to all accrued and unpaid Current Series A Preferred Dividends (including any interest accrued thereon), Accruing Series A Preferred Dividends and other amounts due thereon to the date fixed for distribution before any amount shall be paid or distributed among the holders of Common Stock or any other shares of capital stock of the Corporation, provided, however, that in connection with any liquidation, dissolution, winding-up or redemption occurring prior to March 31, 1997, the holders of Series A Preferred Shares shall also be entitled to an additional preferential amount equal to 22% simple interest on $4 million from such date to March 31, 1997 computed on the basis of the actual number of days in such period and a 360-day year; and (b) as a class, an aggregate amount of 15% of any remaining amounts (after payment of those amounts set forth in clause (a) above) to be distributed in such liquidation, dissolution or winding-up of the Corporation (computed on a per share basis for each Series A Preferred Share).  The aggregate of those amounts set forth in this Section 4.1 is herein referred to as the “Liquidation Preference Amount.”  If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Shares are not paid in full, the holders of the Series A Preferred Shares shall, as among themselves, share ratably in any distribution of assets in proportion to the full respect preferential amounts to which they are entitled.

4.2           Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series A Preferred Shares in such circumstances shall be payable, shall be given by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid), delivered, sent or mailed, as the case may be, not less than thirty (30) days prior to any payment date stated therein, to the holders of Series A Preferred

Shares, at the address shown on the books of the Corporation or any transfer agent for the Series A Preferred Shares.  Nothing contained in this Section 4 shall be deemed to infringe upon, or limit or impair those rights granted to the holders of the Series A Preferred Shares in Section 3 hereof.

Section 5.               Redemption.

5.1           The Series A Preferred Shares shall be redeemable, in whole but not in part, at the option of the holders of a majority of the Series A Preferred Shares at the Redemption Price (as defined below) per share upon the occurrence of any of the following events:  (a) the merger or consolidation of the Corporation or Sunflower with or into any other corporation, the merger or consolidation of any other corporation with or into the Corporation or Sunflower or the sale or other transfer of all or substantially all of the capital stock or assets of the Corporation or Sunflower; (b) the occurrence of a Put Event under Section 7 of the Purchase Agreement; or (c) 90 days after the first to occur of (i) payment in full of all indebtedness and obligations owed to the Senior Lender under the Senior Loan Documents, or (ii) March 31, 2004, or if the Facility 2 loan is drawn down under the Senior Loan Documents, June 30, 2008.

5.2           The Series A Preferred Shares shall be redeemable, in whole but not in part, at any time at the option of the Corporation at the Redemption Price per share.

5.3           The Redemption Price per share shall equal the Liquidation Preference Amount determined as of the date fixed for redemption divided by the number of Series A Preferred Shares outstanding, provided, however, that the portion of the Redemption Price that the holders of Series A Preferred Stock would otherwise be entitled to receive under clause (b) of Section 4.1 shall be calculated on the basis of the Corporation’s Net Equity Value (determined as provided in Section 5.6 below) and shall be paid to the holders of the Series A Preferred Shares notwithstanding that no distribution is made to the holders of any other capital stock of the Corporation as contemplated by Section 4.1(b) hereof.

5.4           The Corporation shall give each holder of Series A Preferred Shares:  (a) written notice of any event giving rise to a redemption right under Section 5.1, which such notice shall state that such holders should notify the Corporation in writing to exercise their redemption rights hereunder; and (b) at least 60 days’ prior written notice of any optional redemption of all of the Series A Preferred Shares, which such notice shall state the Corporation’s good faith estimate of the Corporation’s Net Equity Value and the date fixed for redemption.  The notice required by clause (b) hereof shall be accompanied by a certificate of the executive officer and chief financial officer certifying that the Corporation has sufficient funds available to effect the redemption.  To exercise its redemption option under Section 5.1 hereof, the holder of Series A Preferred Shares shall give the Corporation written notice at least 20 days prior to the date such holder specifies for redemption stating such holder’s good faith estimate of the Corporation’s Net Equity Value.  Payment of any Redemption Price hereunder shall, subject to the provisions of Section 5 hereof, be made by the Corporation in cash.  Holders of Series A Preferred Shares subject to redemption hereunder shall present and surrender the certificate or certificates for such shares (duly endorsed for transfer), to the Corporation at its principal office and thereupon the Redemption Price of such shares shall, subject to the provisions of Section 5 hereof, be paid in cash to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled and retired.

5.5           Except as otherwise provided herein, from and after any date fixed for redemption, dividends on Series A Preferred Shares called for redemption will cease to accrue, such Series A Preferred Shares will no longer be deemed to be outstanding and all, rights in respect of such Series A Preferred Shares shall cease, except the right to receive the Redemption Price and the right to elect a majority of the directors of the Corporation pursuant to Section 3 hereof in the event of any breach by the Corporation of its redemption obligation hereunder.  Notwithstanding anything to the contrary herein, (a) the holder of any shares of Series A Preferred Shares which are subject to redemption hereunder shall nevertheless retain all rights with respect to such shares, including the right to vote such shares and to receive dividends thereon, until such shares shall have been properly surrendered on the redemption date and the Redemption Price for such shares shall have, subject to the provisions of Section 5 hereof, been paid by the Corporation in full in cash, and (b) the holders of the Series A Preferred Shares shall, in the event of any default by the Corporation in its redemption obligations hereunder, be deemed to be creditors of the Corporation with absolute and unconditional right to payment in full of the Redemption Price, and shall be entitled to interest on the unpaid Redemption Price from and after the redemption date and until paid in full at the per annum rate of twenty-five percent (25%), compounded annually, subject in all cases to the terms of the Senior Loan Documents and the subordination provisions set forth in Section 7 of the Purchase Agreement.

5.6           In the event of a redemption at the option of the holders of Series A Preferred Shares under Section 5.1 hereof or the Corporation under Section 5.2 hereof, the party receiving the good faith estimate of the Corporation’s Net Equity Value (the “Receiving Party”) shall notify the party that sent the notice containing the good faith estimate of the Corporation’s Net Equity Value (the “Sending Party”) within 10 days after the receipt of the notice containing the good faith estimate of the Corporation’s Net Equity Value that either the Receiving Party (i) agrees with the Sending Party’s good faith estimate of the Corporation’s net Equity Value or (ii) disagrees with the Sending Party’s good faith estimate of the Corporation’s Net Equity Value.  In the event the Receiving Party agrees with the Sending Party’s good faith estimate of the Corporation’s Net Equity Value, then the Corporation’s Net Equity Value shall equal such good faith estimate.  In the event the Receiving Party disagrees with the Sending Party’s good faith estimate, the Sending Party and the Receiving Patty shall use good faith efforts to agree on the Corporation’s Net Equity Value.  If within 30 business days after receipt of the Receiving Party’s notice disagreeing with the Sending Party’s good faith estimate, the Receiving Party and Sending Party are unable to agree on the Corporation’s Net Equity Value, then the Corporation and the holders of Series A Preferred Shares shall submit the determination of the Corporation’s Net Equity Value to binding arbitration as set forth in Section 5.7 below.  In the event of any dispute among the corporation and the holders of the Series A Preferred Shares as to Corporation’s Net Equity Value, the portion of the Redemption Price that would be due under clause (a) of Section 4.1 shall nonetheless be paid in full in cash on the specified redemption date and the remaining portion of the Redemption Price shall be paid within 10 days after the final determination under Section 5.6 or 5.7, as the case may be, of the Corporation’s Net Equity Value.  For the purposes of this Certificate, the corporation’s “Net Equity Value” shall mean, (and in the event of binding arbitration pursuant to Section 5.7 the AAA shall be so advised), the fair market value of the Corporation as of the redemption date, valued as if debt-free and on the basis of what a willing buyer with access to adequate financing would pay for the entire Corporation to a willing seller, without discount for any illiquidity of the Corporation’s securities or the minority interest represented by the Series A Preferred Shares, reduced by (b) all indebtedness of the Corporation and Sunflower for borrowed money and the amount that would be due to the holders of the Series A Preferred Shares under clause (a) of Section 4.1.

5.7           In the event the Corporation and the holders of Series A Preferred Shares are unable to agree upon the Corporation’s Net Equity Value, then such Net Equity Value shall be conclusively determined by an arbitration proceeding in Boston, Massachusetts conducted in accordance with the Commercial Arbitration Rules (the “AAA Rules”) of the American Arbitration Association (the “AAA”).  Any arbitration proceeding hereunder shall be conducted under the Expedited Procedures of the AAA Rules and a final award shall, in any event, be rendered within sixty (60) days after the commencement of such arbitration.  All expenses of any arbitration and other expenses of the arbitration shall be borne equally by the parties hereto; provided, however, that each side shall bear its own counsel fees.  The determination of the Corporation’s Net Equity Value shall be final and binding upon the Corporation and holders of Series A Preferred Shares.

Section 6.               Ranking; Retirement of Shares.

6.1           The Series A Preferred Shares shall rank senior to the Common Stock of the Corporation as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up of the Corporation, and the Series A Preferred Shares shall rank senior to the Series B Preferred Stock and all other series of the Corporation’s preferred stock as to redemption, the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

6.2           Any Series A Preferred Shares acquired by the Corporation by reason of the redemption of such shares as provided by this certificate, or otherwise so acquired, shall be retired as Series A Preferred Shares and restored to the status of authorized but unissued shares of preferred stock of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such preferred stock as permitted by law.

Section 7.               Miscellaneous.

7.1           All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof if by hand delivery, by courier or by standard form of telecommunication or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed:  (i) if to the Corporation, to its office at 908 Frontview, P.O. Box 199, Dodge City, Kansas 67801-0199, c/o Chief Executive Officer or (ii) if to any holder of the Series A Preferred Shares to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Shares or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

7.2           The term “Common Stock” as used herein means the Corporation’s Common Stock, par value $.01 per share, as the same exists at the date of filing of a Certificate of Designations relating to Series A Preferred Shares or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

7.3           The Corporation shall pay any and all stock transfer and documentary stamp taxes imposed by the United States of America, any state therein or any governmental subdivision thereof that may be payable in respect of any issuance or delivery of Series A Preferred Shares or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of Series A Preferred Shares in a name other than that in which the Series A Preferred Shares with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

7.4           The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Shares.  Upon any such appointment or discharge of a transfer agent, the corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) to each holder of record of Series A Preferred Shares.

7.5           Any provision hereof may be waived with the prior written consent of holders of a majority in interest of the then outstanding Series A Preferred Shares, and no course of dealing or delay on the part of the holders of the Series A Preferred Shares shall be deemed to waive, modify or amend any provision hereof.

7.6           The payment of the Current Series A Preferred Dividends (including any interest accrued thereon), the Accruing Series A Preferred Dividends, the Liquidation Series A Preference Amount, the Redemption Price or any other payments, dividends or distributions on the Series A Preferred Shares by the Corporation, Sunflower or any other direct or indirect subsidiary of the Corporation shall be subordinate in right of payment to the payment in full of the indebtedness and obligations owed to the Senior Lender under the Senior Loan Documents as provided in the subordination provisions of the Purchase Agreement.

B.            SERIES B VOTING CONVERTIBLE PREFERRED STOCK.

Section 1.               Designation and Amount.

There is hereby established a series of the authorized Preferred Stock of the Corporation, which shall be designated as “Series B Voting Convertible Preferred Stock” and shall consist of thirty thousand (30,000) shares (the “Series B Preferred Shares”).  Each Series B Preferred Share shall have a stated value of One Hundred Dollars ($100.00) per share.

Section 2.               Dividends and Distributions.

2.1           Subject to the Corporation’s obligations to pay dividends to the holders of Series A Preferred Stock and subject to the Corporation’s limitations on paying dividends on the Series B Preferred Stock, as specified in the Certificate establishing the Series A Preferred Stock, the holders of Series B Preferred Shares shall be entitled to receive, and the Corporation shall be bound to pay cumulative cash dividends (the “Series B Preferred Dividends”) in an amount per share equal to $15.00 per share per annum, payable from time to time as declared by the Board of Directors.  Series B Preferred Dividends shall begin to accrue on outstanding Series B Preferred Shares from the date of issuance of such Series B Preferred Shares.  Series B Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time.  In the event that any accrued Series B Preferred Dividends are not paid on the anniversary date of the date of issuance of said Series B Preferred Stock then all accrued but unpaid Series B Preferred Dividends shall bear interest at a per annum rate equal to the then 12 month U.S. Treasury Bill rate, adjusted on each anniversary date, and compounded annually, until paid in cash in full.

2.2           Unless each of the holders of the Series B Preferred Shares shall have been paid in full in cash with respect to each Series B Preferred Share all outstanding and unpaid Series B Preferred Dividends, including any interest accrued thereon, Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption, exchange or other retirement of any other class of stock or series thereof of the Corporation, except for (i) the Current Series A Preferred Dividends, the Accruing Series A Preferred Dividends, the Participating Series A Preferred Dividends, and the Series A Preferred Redemption Price, and (ii) repurchases of shares of Common Stock or of Series B Preferred Stock pursuant to, and, in each case, in accordance with the terms of, agreements between the Corporation and ST Enterprises Acquisition Corp. Employee Stock Ownership Plan (the “ESOP”) existing as of the date hereof.

2.3           Subject to the Corporation’s obligations to pay dividends to the holders of Series A Preferred Stock and subject to this Corporation’s limitations on paying dividends on the Series B Preferred Stock, as specified in the Certificate establishing the Series A Preferred Stock, in the event of a sale of any Series B Preferred Share by the ESOP or by a distributee from the ESOP (including an ESOP participant or beneficiary, or a transferee by gift or bequest from such participant or beneficiary or from such transferee), the aggregate amount which the Corporation owes for any accumulated, but unpaid, Series B Preferred Dividends thereon, including any interest accrued thereon, shall be reduced by an amount equal to the excess of the sale price over the stated value of $100.00, if any.  If after application of such reduction there still remain accumulated, but unpaid, Series B Preferred Dividends, including any interest thereon, the corporation shall pay such remaining accumulated, but unpaid, Series B Preferred Dividends, including any interest thereon as follows:  (i) if the amount remaining to be paid does not exceed $5.00 per share, or $10,000 in the aggregate, the Corporation shall pay such amount in cash to the seller within 60 days following the completion of the sale or (ii) if the amount remaining to be paid exceeds $5.00 per share or $10,000 in the aggregate, the Corporation shall at its option either pay such amount in cash to the seller in cash in one lump sum, as specified in (i) or pay such amount in cash to the seller in three equal, consecutive, annual installments commencing 60 days following the completion of the sale, with each installment payment to include interest on the unpaid balance. at a per annum rate equal to the then 12 month U.S. Treasury Bill rate, adjusted annually.

Once any Series B Preferred Share has been sold by the ESOP or by a distributee from the ESOP, as set forth in this paragraph 2.3, such share shall no longer be entitled to receive Series B Preferred Dividends, as specified in paragraph 2.1, but shall instead be entitled to receive dividends on per share basis equal to any dividends declared and paid with respect to each share of Common Stock.

Section 3.               Voting Rights.

The holders of Series B Preferred Shares shall have the following voting rights:

3.1           The holder of each share of Series B Preferred Shares shall be entitled to one (1) vote on any matters submitted to a vote of the holders of the Common Stock.

3.2           The consent of the holders of at least a majority of the outstanding Series B Preferred Shares, given in person or by proxy, either in writing (if permitted by law) or at a special meeting called for that purpose, at which the holders of Series B Preferred Shares voting separately as a class, shall be necessary for effecting, validating or authorizing any one or more of the following:

(a)           the creation or issuance of any capital stock which is senior to or pari passu with the Series B Preferred Shares with respect to voting rights, conversion, redemption, dividends or dissolution or distributions upon liquidation, dissolution or winding-up of the Corporation; provided, however, no consent of the holders of at least a majority of the outstanding Series B Preferred Shares shall be necessary or required with respect to any modification, action or matter related to the Series A Preferred Shares;

(b)           any alteration, amendment or repeal of any provision of the Articles of Incorporation of the Corporation, or any amendment thereto, or the filing of any other certificate pursuant to law (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is a surviving or resulting corporation), if such amendment, alteration, repeal or filing would alter or change the powers, preferences, or special rights of the Series B Preferred Shares so as to affect them adversely; provided, however, no consent of the holders of at least a majority of the outstanding Series B Preferred Shares shall be necessary or required with respect to any modification, action or matter related to the Series A Preferred Shares.

3.3           Upon the redemption in full of the Series A Preferred Stock, and the payment in full of the Redemption Price of the Series A Preferred Stock, but not before then, the consent of the holders of at least a majority of the outstanding Series B Preferred Shares, given in person or by proxy, either in writing (if permitted by law) or at a special meeting called for that purpose, at which the holders of Series B Preferred Shares voting separately as a class, shall be necessary for effecting, validating or authorizing any one or more of the following:

(a)           the merger or consolidation of the Corporation or its wholly-owned subsidiary, Sunflower Telephone Company (“Sunflower”), with or into any other corporation, the merger or consolidation of any other corporation with or into the Corporation or Sunflower or the sale or other transfer of all or substantially all of the capital stock or aspects of the Corporation or Sunflower, or any other similar transaction resulting in a change in the beneficial ownership of all or substantially all of the capital stock or assets of the Corporation or Sunflower;

(b)           (i) the making by the Corporation or Sunflower of any voluntary bankruptcy or insolvency filing, (ii) the commencement by the Corporation or Sunflower of any receivership, liquidation, reorganization, dissolution or winding-up of its business or any voluntary distribution, diversion, assignment or application, in whole or in part, of all or any substantial portion of its properties, assets or business or the proceeds thereof to any creditors other than in the ordinary course of business or (iii) the consent by the Corporation or Sunflower to the commencement of any of the foregoing actions or proceedings.

Section 4.               Conversion Rights.

Each share of Series B Preferred Stock shall at all times be convertible into Common Stock of the Corporation at the option of the holder thereof.  The conversion rate shall be either of the following which produces the greatest number of shares of Common Stock for each share of Series B Preferred Stock following conversion:  (i) $100.00 divided by the fair market value of one (1) share of Common Stock, as determined by independent appraisal of the Common Stock as of the date of the conversion, or (ii) such number of shares of Common Stock as will permit the 30,000 shares of Series B Preferred Stock to represent, following the conversion, 25% of the issued and outstanding shares of Common Stock of the Corporation.  The conversion shall be accomplished by the delivery from the holder to the Corporation of the certificate representing the Series B Preferred Stock being converted, and by the receipt by the holder of a certificate representing the Common Stock to be received in exchange therefor, in full satisfaction of all rights accruing to such holder of Series B Preferred Stock, including any unpaid Series B Preferred Dividends, and interest thereon.

Section 5.               Liquidation, Dissolution or Winding-up.

5.1           Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or Sunflower, the holders of Series B Preferred Shares shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders, after payment of the Liquidation Preference Amount in respect of the shares of Series A Preferred Stock, liquidating distributions in cash in the aggregate amount of:  (a) $100.00 per share, plus an amount equal to all accrued and unpaid Series B Preferred Dividends, including any interest accrued thereon before any amount shall be paid or distributed among the holders of Common Stock or any other shares of capital stock of the Corporation.

5.2           Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Shares in such circumstances shall be payable, shall be given by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid), delivered, sent or mailed, as the case may be, not less than thirty (30) days prior to any payment date stated therein, to the holders of Series B Preferred Shares, at the address shown on the books of the corporation or any transfer agent for the Series B Preferred Shares.  Nothing contained in this Section 5, shall be deemed to infringe upon, or limit or impair those rights granted to the holders of the Series B Preferred Shares in Section 3 hereof.

Section 6.               Redemption.

No shares of the Series B Preferred Shares shall be subject to redemption, at the option of the Corporation or at the option of the holder thereof.

Section 7.               Priority.

7.1           The Series B Preferred Shares shall rank:  (a) junior to the Series A Preferred Shares as to redemption, the payment of dividends and the distribution of assets on liquidation dissolution and winding-up of the Corporation; (b) senior to the Common Stock of the Corporation as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up of the Corporation; and (c) senior to all other series of the Corporation’s preferred stock as to redemption, the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

Section 8.               Miscellaneous.

8.1           All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof if by hand delivery, by courier or by standard form of telecommunication or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed:  (i) if to the Corporation, to its office at 908 Frontview, P.O. Box 199, Dodge City, KS 67801-0199, c/o Chief Executive Officer or (ii) if to any holder of the Series B Preferred Shares to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Shares or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

8.2           The term “Common Stock” as used herein means the Corporation’s Common Stock, par value $.01 per share, as the same exists at the date of filing of a Certificate of Designations relating to Series B Preferred Shares or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

8.3           The Corporation shall pay any and all stock transfer and documentary stamp taxes imposed by the United States of America, any state therein or any governmental subdivision thereof that may be payable in respect of any issuance or delivery of Series B Preferred Shares or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of Series B Preferred Shares in a name other than that in which the Series B Preferred Shares with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

8.4           The corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Shares.  Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) to each bolder of record of Series B Preferred Shares.

8.5           Any provision hereof may be waived with the prior written consent of holders of a majority in interest of the then outstanding Series B Preferred Shares, and no course of dealing or delay on the part of the holders of the Series B Preferred Shares shall be deemed to waive, modify or amend any provision hereof.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and executed in its corporate name by Joe Ellzey, its President, and attested to by Eugene B. Johnson, its Assistant Secretary, and its Corporate Seal to be affixed on this 6th day of May, 1993.

/s/ Joe T. Ellzey
Name: Joe T. Ellzey
Title: President

ATTEST:

/s/ Eugene B. Johnson
Name: Eugene B. Johnson
Title: Assistant Secretary

State of Colorado	)
	)	ss.
County of Denver	)

On this 6th day of May, 1993, before me appeared Joseph Ellzey and Eugene B. Johnson to me personally known, who being by me duly sworn, did say that they are the President and Assistant Secretary, respectively, of ST Enterprises, Ltd., a Kansas Corporation, and that the foregoing instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and that said Joseph Ellzey and Eugene B. Johnson verified the truth and accuracy of the statements set forth in said instrument and acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal, on the day and year last above written.

/s/ Debra L. Mahuron
Notary Public

My commission expires:

November 23, 1995	[Notarial Stamp]

STATE OF KANSAS

Office of
Secretary of State

BILL GRAVES

To all to whom these presents shall come, Greetings:
I, Bill Graves, Secretary of State of the State of Kansas, do hereby certify that the attached is a true and correct copy of an original on file and of record in this office.

In testimony whereof:
I hereto set my hand and cause to be affixed my official seal.
Done at the City of Topeka on the date below:

JUL 29, 1994

/s/ Bill Graves
[SEAL]	BILL GRAVES
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
ST ENTERPRISES, LTD.

We, Jack H. Thomas, Chief Executive Officer, and Eugene B. Johnson, Assistant Secretary, of the above named corporation organized and existing under the laws of the State of Kansas, do hereby certify the Board of Directors of said corporation by a Statement of Unanimous Consent dated June 30, 1994, adopted a resolution setting forth the following amendment to the Articles of Incorporation and declaring its advisability:

ARTICLE FOURTH of the Articles of Incorporation is hereby amended in its entirety to read as follows:

“FOURTH: The total number of shares which the Corporation shall have authority to issue is One Hundred Thousand (100,000) shares, with a par value of one cent ($.01) per share.  All shares of the Corporation shall be of one class and shall be known as shares of Common Stock.  All shares of Common Stock shall have the same preferences, limitations, and relative rights.”

We further certify that thereafter, pursuant to said resolution, and in accordance with the by-laws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the stockholders convened and considered the proposed amendment.

We further certify that by a Statement of Unanimous Consent dated June 30, 1994, the stockholders entitled to vote voted in favor of the proposed amendment.

We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

2

IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said corporation this 30th day of June 1994.

/s/ Jack H. Thomas
Jack H. Thomas, Chief Executive Officer

/s/ Eugene B. Johnson
Eugene B. Johnson, Assistant Secretary

3

State of Kansas	)
	)	ss.
County of Ford	)

Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Jack H. Thomas, Chief Executive Officer, and Eugene B. Johnson, Assistant Secretary of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate, and duly acknowledged the execution of the same this 30th day of June, 1994.

[Seal]

/s/ Donna M.Rowland
Notary Public

My appointment or commission expires June 20, 1998.

Donna M. Rowland NOTARY PUBLIC STATE OF KANSAS

Kansas Secretary of State Corporation Change of Registered Office or Agent	RO

All information must be completed or this document will not be accepted for filing.

1. Name of the corporation		12-24-2002	10:35:00
ST Enterprises, Ltd.		053	$20.00
Name must match the name on record with the Secretary of State		1396	03
		0918359	AA
2. State of organization	Kansas
		[ barcode ]
3. The registered office in the state of Kansas is changed to: (Address must be a street address. A post office box is unacceptable.)		00494988

515 S Kansas Avenue	Topeka	KS	66603
Street Address	City	State	Zip Code

4. The resident agent in Kansas is changed to:
The Corporation Company, Inc.
Individual or Kansas Corporation

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the	18th	of	December,	2002.
	Day		Month	Year

/s/ Shirley J. Linn
Vice President

/s/
Assistant Secretary

Please submit this form in duplicate with the $20 filing fee.

Contact Information

Kansas Secretary of State

Ron Thornburgh

Memorial Hall, 1st Floor

120 SW 10th Avenue

Topeka, KS 66612-1240

785-296-4564

kssos@kssos.org

www.kssos.org

Rev 7/01 lib	I hereby certify this to be a true and correct copy of the original on file. Certified on this date: 05/24/2004 Ron Thornburgh, Secretary of State	K & A17-6201